SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant   [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement.            [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6 (e) (2) ).
[ ] Definitive proxy statement.
[X] Definitive additional materials.
[ ] Soliciting material under Rule 14a-12.

                         DIAMOND OFFSHORE DRILLING, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4) Date Filed:

                                EXPLANATORY NOTE

           On March 28, 2003, Diamond Offshore Drilling, Inc. (the "Company") filed its definitive proxy statement on Schedule 14A (the "Proxy Statement") with the Securities and Exchange Commission. The beneficial ownership table contained in the section captioned "Security Ownership of Certain Beneficial Owners" on page 2 of the Proxy Statement inadvertently omitted information with respect to FMR Corp. Such information is included in the section below, which amends and restates in its entirety the section captioned "Security Ownership of Certain Beneficial Owners" on page 2 of the Proxy Statement.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The table below sets forth certain information with respect to each person or entity known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock (based upon Schedule 13D and Schedule 13G filings by such persons with the Securities and Exchange Commission (the "Commission")). The percentages are calculated based on the amount of outstanding securities as of March 24, 2003, excluding securities held by or for the account of the Company.


                                               NAME AND ADDRESS                       AMOUNT AND NATURE           PERCENT
        TITLE OF CLASS                       OF BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP        OF CLASS
        --------------                       -------------------                   -----------------------        --------
Common Stock................                Loews Corporation                        70,100,000 (1)               53.8%
                                            667 Madison Avenue
                                            New York, NY 10021-8087

Common Stock ...............                Merrill Lynch & Co., Inc. (2)            9,303,774 (2)                 7.1%
                                            World Financial Center, North Tower
                                            250 Vesey Street
                                            New York, NY 10381

Common Stock ...............                FMR Corp. (3)                             9,145,817 (3)                 7.0%
                                            82 Devonshire Street
                                            Boston, MA 02109


------------
(1) Loews Corporation ("Loews") has sole investment power and sole voting power over the shares.

(2) Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) has shared investment power and shared voting power over the shares.

(3) Information based solely on a Schedule 13G filed with the Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson. Such
     Schedule 13G indicates that Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G also indicates that, at December 31, 2002: (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 8,684,986 shares of Common Stock (including shares resulting from the assumed exchange of exchangeable debt of Loews for shares of Common Stock) in its capacity as investment adviser to various registered investment companies;
     (ii) Fidelity Management Trust Company, a bank that is a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 380,500 shares of Common Stock; (iii) Fidelity International Limited, an investment adviser of which Mr. Johnson is Chairman but which is managed independently from FMR Corp., was the beneficial owner of 79,900 shares of Common Stock; and
     (iv) Geode Capital Management, LLC, which is affiliated with FMR Corp., was the beneficial owner of 431 shares of Common Stock.

           Because Loews holds more than a majority of the outstanding shares of Common Stock of the Company, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. The Company understands that Loews intends to vote FOR the election of management's nominees for the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. There are no agreements between the Company and Loews with respect to the election of directors or officers of the Company or with respect to the other matters which may come before the Annual Meeting.